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                                                                    Exhibit 23.1





                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement (Form S-3 No. 333-35626) and related Prospectus of Log On America, Inc. for the registration of 668,333 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 2000, with respect to the financial statements of Log On America, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP

Providence, Rhode Island
August 24, 2000